SUBSIDIARIES OF THE REGISTRANT

                     Americrown Service Corporation,
                      a South Carolina Corporation

                        EVENTemps Services, Inc.,
                          a Florida Corporation

                       Event Support Corporation,
                          a Florida Corporation

                      Facility Investments, Inc.,
                          a Florida Corporation

                      Great Western Sports, Inc.,
                         an Arizona Corporation,
                        d/b/a Tucson Raceway Park

                     North American Testing Company,
                          a Florida Corporation

                        Seasonal Services, Inc.,
                          a Florida Corporation

           South Carolina International Speedway Corporation,
                      a South Carolina Corporation,
                 d/b/a Darlington International Raceway

                    Watkins Glen International, Inc.,
                         a New York Corporation
                    d/b/a Watkins Glen International